 Exhibit (c)(5)(x)
ELEVENTH AMENDMENT TO
GENERAL AGENT SALES AGREEMENT

This ELEVENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of November 1, 2021, is by and between EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA (f/k/a MONY Life Insurance Company of America), an Arizona life insurance company (“Equitable America”), and EQUITABLE NETWORK, LLC (f/k/a AXA Network, LLC), a Delaware limited liability company (“General Agent”).

Equitable America and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between Equitable America and General Agent (as previously amended, the “Sales Agreement”) to amend and restate Schedule 1 of Exhibit A of the Sales Agreement to reflect the addition of an individual term life insurance product, Term-in- 10SM.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Robin M. Raju
Name:
Robin M. Raju
Title:
Senior Executive Vice President and Chief Financial Officer
 EQUITABLE NETWORK, LLC

By: /s/ Frank Massa
Name: Frank Massa
Title:
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1 EFFECTIVE AS OF NOVEMBER 1, 2021
General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable America and, where applicable, fund-based basis points in respect of such policy as more particularly set forth in the following tables:

Commissions on renewals and 2014 and later Sales of Individual Permanent Life Insurance Products (other than Incentive Life Optimizer® III and VUL OptimizerSM Series 160):

Type of Premium	Percentage

Equitable America VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals1	5.0%
Asset Based Trailer	0.0%

Equitable America ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals1	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals1	4.8%

1 Policy Year 2 and later.

Exhibit A
Amended and Restated Schedule 1 Effective as of November 1, 2021

Type of Premium	Percentage

Corporate Owned Life Insurance (COLI)
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals2	15.0%
Asset Based Trailer2	0.20%3

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer2	0.25%3

Incentive Life Legacy® II and III and VUL LegacySM Series 160
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals f or Policy Year 2-5	5.8%
Renewals f or Policy Year 6-10	3.8%
Renewals f or Policy Year 11+	2.5%

Athena IUL 153
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals f or Policy Year 2-5	8.0%
Renewals f or Policy Year 6+	3.0%

IUL Protect and BrightLife® IUL and SIUL Series
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals f or Policy Year 2-5	5.0%
Renewals f or Policy Year 6-10	3.0%
Renewals f or Policy Year 11+
BrightLife® Protect and IUL Protect	1.0%
BrightLife® Grow	2.0%

Equitable AdvantageSM
Policy Year 1 up to Target	8.5%
Excess Premiums (Policy Year 1)	3.5%
Policy Year 2 up to Target	14.0%
Policy Year 2 Excess Premiums	5.0%
Policy Years 3-5 up to Target	12.75%
Policy Years 3-5 Excess Premiums	5.0%
Policy Years 6-7 up to Target	10.75%
Policy Years 6-7 Excess Premiums	3.0%
Policy Years 8-10	3.0%
Policy Years 11+	2.0%

All Other Equitable America Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals2	5.0%
Asset Based Trailer	0.0%

2 Policy Year 2 and later.
3 Based on unloaned policy account value.

Exhibit A
Amended and Restated Schedule 1 Effective as of November 1, 2021

Commissions on renewals and 2014 and later sales of Individual Term Life Insurance Products:

Type of Premium	Percentage

First Policy Year	99.0%
One Year Term Life (Including all Term One and BrightLife Term One Series)	10% (5% for issue ages 80 and above)

Renewals for Simplified Issue Term
Policy Year 2-5
Term 10SM	0.25%
Term 15SM	0.25%
Term 20SM	0.25%

Renewals for Term Series 156
Policy Year 2-5
Term 10SM	7.0%
Term 15SM	10.5%
Term 20SM	14.25%
ARTSM	7.65%
Policy Year 6-10
Term 10SM	0.0%
Term 15SM	1.0%
Term 20SM	1.0%
ARTSM	3.15%

Renewals for Term-in-10SM
Policy Year 2-5
10-year level premium plan	6.5%
15-year level premium plan	9.0%
20-year level premium plan	11.75%

Exhibit A
Amended and Restated Schedule 1 Effective as of November 1, 2021

Commissions on In-force Permanent Life Insurance Products (other than COLI, BOLI, Incentive Life Legacy® II and III, VUL LegacySM Series 160, Incentive Life Optimizer® III, VUL OptimizerSM Series 160, Athena IUL 153, IUL Protect and BrightLife® IUL and SIUL Series, and Equitable AdvantageSM):

Type of Premium	Percentage

Renewals4	5.0%
Asset Based Trailer	0.0%

Commissions on In-force COLI:

Type of Premium	Percentage

Renewals4	15.0%
Asset Based Trailer4	0.20%5

Commissions on In-force BOLI:

Type of Premium	Percentage

Asset Based Trailer4	0.25%5

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage

Renewals6	3.0%
Renewals7	0.0%

4 Policy Year 2 and later.
5 Based on unloanedpolicy account value.
6 Applies to policies issued prior to 7/29/02.
7 Applies to policies issued on or after 7/29/02 and before 2014.

Exhibit A
Amended and Restated Schedule 1 Effective as of November 1, 2021

Commissions on Incentive Life Optimizer® III and VUL OptimizerSM Series 160

Type of Premium	Percentage

Heaped Compensation
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals f or Policy Year 2-5	5.8%
Renewals f or Policy Year 6-10	3.8%
Renewals f or Policy Year 11+	2.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 11 et seq.)	10 bps

Semi-Heaped Compensation
First Policy Year up to Target	58.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	15.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	13.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals f or Policy Year 8-10	2.0%
Renewals f or Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps

Liquidity Rider Compensation (only applies to Incentive Life Optimizer® III, not to VUL Optimizer Series 160)
First Policy Year up to Target	36.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	8.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	6.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals f or Policy Year 8-10	2.0%
Renewals f or Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Year 8 et seq.)	30 bps